Filed Pursuant to

Rule 424(b)(3)

Commission File No. 333-122361

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 8, 2005)

$150,000,000

QUICKSILVER RESOURCES INC.

1.875% Convertible Subordinated Debentures Due 2024

and Shares of Common Stock

Issuable upon Conversion of the Debentures

This prospectus supplement supplements, and should be read in conjunction with, the accompanying prospectus dated September 8, 2005.

The securities identified in the table appearing under the caption “Selling Securityholders” in the accompanying prospectus as being owned by Morgan Stanley consist of $9,500,000 principal amount of Debentures, constitute 6.3% of the Debentures outstanding, are convertible at the current conversion rate into 310,849 shares of our common stock (representing less than 1% of the common stock outstanding) and are beneficially owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio (“Radcliffe”). Radcliffe should be considered to be the selling securityholder with respect to such securities for purposes of the accompanying prospectus.

The date of this prospectus supplement is October 3, 2005.